Exhibit 99.1
Insulet Announces Concurrent Public Offerings of Convertible Senior Notes and Common Stock Issued in Previously Announced Neighborhood Diabetes Acquisition
Convertible Senior Notes Due 2016 to Provide Cash for Possible Repurchase of Existing Debt Securities Due 2013
Approximately 1.15 Million Shares of Common Stock Offered Represent Shares Issued in Previously Announced Neighborhood Diabetes Acquisition
BEDFORD, MA—(Marketwire — June 22, 2011) — Insulet Corporation (NASDAQ: PODD) today announced its intention to offer, subject to market and other conditions, $110 million principal amount of convertible senior notes due 2016 (the “notes”) pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”) today. Insulet also intends to grant the underwriters an option to purchase up to an additional $16.5 million principal amount of notes to cover over-allotments, if any.
Concurrent with the notes offering, the Company’s stockholders (the “Selling Stockholders”) who received 1,197,631 shares of the Company’s common stock (the “Shares”) in connection with the previously announced acquisition of Neighborhood Diabetes intend to offer, subject to market and other conditions, 1,153,420 of the Shares pursuant to an effective shelf registration statement filed with the SEC on June 7, 2011 and a prospectus supplement filed with the SEC today. The completion of the common stock offering is not contingent upon the completion of the notes offering and the completion of the notes offering is not contingent upon the completion of the common stock offering.

Insulet intends to use the net proceeds from the notes offering for general corporate purposes, including the possible repurchase of existing debt securities, which mature in June 2013. Insulet will not receive any of the proceeds from the common stock offering.
J.P. Morgan Securities LLC is acting as the sole book-running manager for the notes offering. J.P. Morgan Securities LLC is acting as sole book-running manager and Canaccord Genuity Inc. is acting as lead manager for the common stock offering.
This press release will not constitute an offer to sell or a solicitation of an offer to buy any securities nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The issuer has filed registration statements with the SEC for the offerings to which this communication relates. The offering of notes will be made only by means of a prospectus and the offering of common stock will be made only by means of a base prospectus and the related prospectus supplement and, in each case, any issuer free writing prospectus that we may authorize in connection therewith. Before you invest, you should read these documents and any other document Insulet has filed with the SEC and incorporated therein for more complete information about Insulet and the respective offerings. You may retrieve these documents for free by visiting EDGAR on the SEC Website at http://www.sec.gov. Alternatively, copies of the offering documents can be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling 1-866-803-9204.
About Insulet Corporation
Insulet Corporation is principally engaged in the development, manufacture and marketing of an insulin infusion system referred to as the OmniPod Insulin Management System, for people with insulin-dependent diabetes.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Federal securities laws, including with respect to the intended use of proceeds from the notes offering. These forward-looking statements are based on Insulet’s current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting it will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that Insulet is unable to sell the notes on the terms or in the amount described above, or at all, because of market conditions or otherwise. In addition, Insulet may be unable to sell the notes on the terms or in the amount described above, or at all, as the result of the materialization of any of the risks and uncertainties described in the section entitled “1A. Risk Factors” in Insulet’s Annual Report on Form 10-K, which was filed with the SEC on March 10, 2011, as well as the additional risks included in the prospectus related to the notes. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except as required by law, Insulet undertakes no obligation to publicly update or revise any forward-looking statements.